UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or organization)		Number)

Beihuan Road Junan County
Shandong, China	276600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 539-7317959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 25, 2016, the board of directors (the “Board”) of American Lorain Corporation (the “Company”), a Nevada Company received a resignation letter from William Jianxiao Wu, a member of the (the “Board”), the Chairman of the Corporate Governance and Nominating Committee, a member of the Audit Committee and the Compensation Committee of the Board, effective immediately. Mr. Wu indicated that his resignation is to pursue other professional interests and not because of any disagreement with the Company.

(d) On August 25, 2016, the Board appointed Hongxiang Yu as a member of the Board, the Chairman of the Corporate Governance and Nominating Committee, a member of the Audit Committee and the Compensation Committee of the Board, to serve until him successor has been duly elected and qualified.

Hongxiang Yu, age 37, has served as the head of the internal auditing department of Hongrun Construction Group Co., Ltd., a company listed on the Shenzhen Stock Exchange, and as general manager for Hongrun’s foundation engineering subsidiary from August 2006. In September, 2015, Mr. Yu established and has been the Chairman of Shanghai Highlights Asset Management Co., Ltd., a company engaged in assets management and private equity investment in China. Since April 1, 2016, Mr. Yu has also served as the Vice Chairman of Tianjin Dragon Film Limited, a company engaged in investment in film industry including the both upstream and downstream chain of film production business in China.

The Company believes Mr. Yu is well qualified to serve as a member of the Board because of his extensive operating, investment and accounting experience. Mr. Yu received his Bachelor degree in International Trade in 2004 from University of Portsmouth and his Master degree in International Human Resources Management in 2006 from University of Portsmouth in U.K.

There are no arrangements or understandings between Mr. Yu and any other persons pursuant to which Mr. Yu was appointed as a director of the Company. In addition, there are no family relationship between Mr. Yu and any director or executive officer of the Company.

Based on its investigation, the Board determined that Mr. Yu is “independent” under the independence requirements of the NYSE MKT and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board also determined that Mr. Yu qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Mr. Yu with compensation in the amount of RMB 100,000 (approximately $15,151) a year.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2016

AMERICAN LORAIN CORPORATION

By:	/s/ Si Chen
Name: Si Chen
Title: Chairman and Chief Executive Officer